EXHIBIT 10.14

                  INSITUFORM MID-AMERICA, INC.
                      EMPLOYMENT AGREEMENT

     This agreement ("Agreement") has been entered into as of the 17th day of December, 1993, by and between Insituform Mid-America, Inc., a Delaware corporation (the "Company"), and Franklin T.
Driver, an individual ("Executive").

                            RECITALS

     The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its stockholders to attract and encourage the attention and dedication of the Executive to the Company as a member of the Company's management. The Board desires to provide for the employment of the Executive, and the Executive is willing to commit himself to serve the Company. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement with the Executive.

                    IT IS AGREED AS FOLLOWS:

Section 1: Definitions and Construction.

     1.1 Definitions. For purposes of this Agreement, the following words and phrases, whether or not capitalized, shall have the meanings specified below, unless the context plainly requires a different meaning.

          1.1(a) "Board" means the Board of Directors of the Company.

          1.1(b) "Code" shall mean the Internal Revenue Code of
1986, as amended.

          1.1(c) "Company" means Insituform Mid-America, Inc., a
Delaware corporation.

          1.1(d) "Effective Date" shall mean the date first written above.

          1.1(e) "Employment Period" means the period beginning on January 15, 1994 and ending on the Date of Termination as defined in Section 3.5.

          1.1(f) "Peer Executives" means executive officers of the Company other than the Chairman of the Board, the Vice Chairman of the Board and Jerome Kalishman and Robert W. Affholder (if either of such individuals is not then serving as Chairman of the Board or Vice Chairman of the Board).

          1.1(g) "Term" means the period beginning on the date hereof and continuing thereafter until either the Executive or the Company Shall have given written notice of termination to the other
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at least six months prior to the effective date of termination, which date shall be no earlier than January 14, 1997, and this Agreement shall expire as of the termination date specified in such notice.

     1.2 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Missouri, without reference to its conflict of law principles.

Section 2: Terms and Conditions of Employment.

     2.1 Period of Employment. The Executive shall remain in the employ of the Company throughout the Employment Period in accordance with the terms and provisions of this Agreement.

     2.2 Positions and Duties.

          2.2(a) Throughout the Employment Period, the Executive shall serve as Vice President-Product Development/Manufacturing, subject to the reasonable directions of the Company's chief executive officer or his or her designee.

          2.2(b) Throughout the Employment Period (but excluding any periods of vacation and leave to which he is entitled), the Executive shall devote substantially all his attention and time during normal business hours to the business and affairs of the Company and shall use his reasonable best efforts to perform faithfully and efficiently such responsibilities as are assigned to him under or in accordance with this Agreement; provided that, it shall not be a violation of this paragraph for the Executive to (i) serve on corporate, civic, political or charitable boards or committees, or (ii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement or violate the Company's conflict of interest policy as in effect from time to time.

     2.3 Situs of Employment. Throughout the Employment Period, the Executive's services shall be performed at any office of the Company as directed by the Company's chief executive officer or his or her designee.

     2.4 Compensation.

          2.4(a) Annual Base Salary. The Executive shall receive an annual base salary ("Annual Base Salary") at a rate of at least $160,000 per year which shall be paid in equal or substantially equal installments at the times the Company generally pays its corporate executives. During the Employment Period, the Annual Base Salary payable to the Executive shall be reviewed at least annually and may be increased in the sole and absolute discretion of the Board.

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          2.4(b) Bonuses. In addition to Annual Base Salary, the
Executive shall be awarded discretionary bonuses at such times and in such amounts as determined in the sole and absolute discretion of the Board.

          2.4(c) Incentive, Savings and Retirement Plans.
Throughout the Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans generally available to Peer Executives of the Company.

          2.4(d) Welfare Benefit Plans. Throughout the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent generally available to Peer Executives of the Company. In addition, during the Employment Period the Company will pay the cost of life insurance, issuable at standard rates on the Executive's life, with a death benefit payable to the Executive's beneficiaries of at least $300,000.

          2.4(e) Expenses. Throughout the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies, practices and procedures generally applicable to Peer Executives of the Company.

          2.4(f) Fringe Benefits. Throughout the Employment Period, the Executive shall be entitled to such fringe benefits as generally are provided to Peer Executives of the Company. Such benefits shall include (but not be limited to) the Company's furnishing Executive, at the Company's expense, with the use of a vehicle appropriate for Executive's position.

          2.4(g) Vacation. Throughout the Employment Period, the
Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices generally provided with respect to Peer Executives of the Company.

          2.4(h) Stock Options. At such date not more than 90 days after the Effective Date, specified by Executive by notice to the Company, the Company will execute and deliver to Executive a Non-Incentive Stock Option Agreement substantially in the form of Exhibit A hereto, to purchase up to 20,000 shares of Class A Common Stock at an exercise price equal to the fair market value of such stock on the date of grant.

          2.4(i) Relocation Expenses. In lieu of any relocation expenses to which Executive otherwise may be entitled under the foregoing provisions of this Section 2.4, upon Executive's submission of appropriate documentation, the Company shall reimburse Executive for actual and reasonable expenses incurred by him for: (a) moving his residence from Memphis, Tennessee to St.

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Louis, Missouri; (b) mortgage interest on a residence purchased in
St. Louis, Missouri, incurred from the date of purchase until the earlier of (i) the date Executive's residence in Memphis, Tennessee is sold or (ii) one year after the date of such purchase; and (c) real estate sales commission paid on the sale of Executive's residence in Memphis, Tennessee.

Section 3: Termination of Employment.

     3.1 Death. The Executive's employment shall terminate automatically upon the Executive's death during the Employment
Period.

     3.2 Disability. If the Company determines in good faith that a Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with
Section 6.1 of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean that the Executive has been unable, with reasonable accommodation, to perform the essential functions required of the Executive hereunder on a full-time basis for a period of six months by reason of a physical and/or mental condition. "Disability" shall be deemed to exist when certified by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably). The Executive will submit to such medical or psychiatric examinations and tests as such physician deems necessary to make any such Disability determination.

     3.3 Termination for Cause. The Company may terminate the Executive's employment during the Employment Period for "Cause," which shall mean termination based upon: (i) the Executive's willful and continued failure to substantially perform his duties with the Company (other than as a result of incapacity due to physical or mental condition), after a demand for substantial performance is delivered to him by the Company, which indemnifies with reasonable specificity the manner in which the Executive has not substantially performed his duties and the Executive has been given a reasonable opportunity to substantially cure such performance deficiencies, (ii) the Executive's commission of an act constituting a criminal offense involving moral turpitude, dishonesty, or breach of trust, or (iii) the Executive's material breach of any provision of this Agreement. For purposes of this Section, no act, or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, without good faith and without reasonable belief that the act or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until (i) he receives a Notice of

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Termination (as defined in Section 3.4) from the Company and has been given the cure opportunity described in clause (i) of the immediately preceding sentence, (ii) he is given the opportunity, with counsel, to be heard before the Board, and (iii) the Board finds, in its good faith opinion, the Executive engaged in the conduct set forth in the Notice of Termination.

     3.4 Notice of Termination. Any termination by the Company for Cause or Disability, shall be communicated by Notice of Termination to the other party, given in accordance with Section 6.1. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice). The failure by the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Company hereunder, or preclude the Company from asserting such fact or circumstance in enforcing the Company's rights hereunder.

     3.5 Date of Termination. "Date of Termination" shall be determined as follows: (i) if the Executive's employment is terminated by the Company for Cause, the Date of Termination shall be the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be, or (iii) if the Executive's employment is terminated as a result of the expiration of the Term, the Date of Termination shall be the last day of the Term.

Section 4: Non-Competition.

     4.1 Non-Compete Agreement.

     Acknowledging that the covenants contained in this Section 4 are part of the consideration for, and are reasonable in light of, the employment and compensation covenants of the Company, applicable to Executive's employment, Executive hereby covenants and agrees with the Company that during the Employment Period, and thereafter during the Non-Compete Period (as hereinafter defined) that:

          (a) Executive will not, directly or indirectly, engage in the business of rehabilitating, lining, relining, coating, constructing or reconstructing pipelines, sewers, conduits or passageways (the "Services") anywhere in the world, nor otherwise engage in prohibited competition, as such term is defined in Section 4.1(b). The parties hereto agree that it is contemplated that the Company will continue to seek and obtain work in the United States and internationally and acknowledge that the Company's business presently involves operations in the United States and internationally. Accordingly, Executive agrees that the foregoing geographic scope is reasonable in light of current and presently anticipated operations of the Company. Notwithstanding any other provision of this Section
     4.1 to the contrary, there shall be no prohibition against Executive's employment or other association, subsequent to the Employment Period, with a multi-divisional company, so long as such company undertakes reasonable steps to ensure that the operations with which Executive is involved in such company do not include the Services and Executive does not violate the confidentiality obligations set forth in Section 4.4.

          (b) "Prohibited competition" shall include, but not be limited to, acting as consultant, advisor, independent contractor, officer, manager, employee, principal, agent, director or trustee of any corporation, partnership, association or agent or agency, or directly or indirectly owning more than one percent of the outstanding capital stock: of any corporation, or being a member or employee of any partnership or any owner or employee of any other business, any of which is engaged in providing any of the Services.

          "Prohibited competition" also shall include (in addition to the foregoing):

               (i) Accepting employment with a customer of the Company or of the Company's subsidiaries with the intent or purpose of transferring defined business performed by the Company or the Company's subsidiaries to a department, division or affiliate of the customer;

               (ii) Requesting or advising any of the customers, suppliers or other business contacts of the Company or the Company's subsidiaries to withdraw, curtail or cancel their business with the Company or the Company's subsidiaries; or

               (iii) Causing or inducing, or attempting to cause or induce, either directly or indirectly, any employees, sales representatives, consultants or other personnel of the Company or the Company's subsidiaries to terminate their relationships or employment or breach their agreements with the Company or the Company's subsidiaries, whether for the purpose of accepting employment with Executive or any other person, firm, association or corporation with which Executive is associated, or otherwise.

          (c) As used herein, the term Non-Compete Period shall mean the period ending upon the expiration of one year following the Date of Termination.

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     4.2 Injunctive Relief. Executive recognizes that the breach of any of his obligations under this Section 4 hereof may give rise to irreparable injury to the Company or its subsidiaries inadequately compensable in damages and that, accordingly, the Company or any of its subsidiaries may seek injunctive relief against the breach or threatened breach of the within undertaking, in addition to other remedies at law or in equity which may be available. Executive acknowledges that compliance with Executive's obligations under
Section 4 hereof will not impair his ability to earn a livelihood.

     4.3 Scope. If any restriction set forth in this Section 4 is found by any court of competent Jurisdiction to be unenforceable because it extends for too long a period of time or over too great range of activities or in too broad a geographic area, it shall be interpreted and amended automatically to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable to protect the interests of the Company and its subsidiaries.

     4.4 Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, acknowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not be or become public acknowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, acknowledge or data to anyone other than the Company and those designated by it. In addition, Executive agrees to execute and deliver any confidentiality or non-disclosure agreements required of Company personnel pursuant to any license agreement entered into by the Company or any subsidiary.

Section 5: Successors.

     5.1 Successors of Executive. This Agreement is personal to the Executive and, without the prior written consent of the Company, the rights (but not the obligations) shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     5.2 Successors Of Company. As used in this Agreement, the term Company shall mean the Company as hereinabove defined and any successor to its business and/or assets which assumes and agrees to perform the Company's obligations under this Agreement by operation of law or otherwise.

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Section 6: Miscellaneous.

     6.1 Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses or to such other address as one party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

          Notice to Executive:

          Franklin T. Driver
          6710 Kirby Oak Lane
          Memphis, Tennessee  38119

          Notice to Company:

          Insituform Mid-America, Inc.
          17988 Edison Avenue
          Chesterfield, Missouri 63005

          Attention: President

     6.3 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     6.4 Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     6.5 Waiver. The Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Company may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     6.6 Arbitration. The parties have agreed that any and all disputes arising out of the terms, application or interpretation of this Agreement or relating to Executive's employment by the Company, or the termination of such employment, except disputes involving the enforcement of the restrictive covenants in Section 4.1, shall be submitted to arbitration in St. Louis, Missouri in accordance with the rules and procedures of the American Arbitration Association (the "AAA"). Included within the parties' intent and desire to arbitrate under this Agreement are all claims Executive may have or assert under any federal, state or local law. No party shall publicly disclose the existence or nature of any arbitration proceeding hereunder, provided, however, that the Company may disclose such information to the extent necessary or advisable, based upon the advice of counsel, to comply with the Company's obligations under applicable securities laws.
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     Either party may initiate the arbitration of a dispute under this Agreement by submitting a written request to arbitrate to the other party, which request shall set forth the issue the party wishes to arbitrate, the provisions of the Agreement or law the requesting party contends govern the resolution of the dispute, a recital of the facts and any law the requesting party contends supports its position, and the remedy or relief requested. If the parties cannot agree upon an arbitrator within ten days of a request to arbitrate a dispute, either party may request the AAA to submit a list of seven arbitrators with experience arbitrating disputes involving executive employment contracts. The Company and the Executive, by alternately striking names with the Executive striking the first name, shall select one arbitrator who shall hear and decide the issues. The selection of the arbitrator shall be made in the manner prescribed within seven days following the receipt of the panel from AAA.

     The decision of the arbitrator shall be final and binding upon the parties, provided, however, a limited review (appeal) may be had by an action to set aside, vacate, or modify the arbitration award in accordance with principles applicable to arbitration awards as established by federal law. The parties intend this Agreement to arbitrate to be fully enforceable under the Federal Arbitration Act and of the Revised Statute of Missouri.

     The arbitrator's fees and costs and expenses shall be shared equally by the Company and the Executive. Each party shall bear its owns costs, expense, and attorneys' fees in connection therewith.

                              * * *

     IN WITNESS WHEREOF, the Executive and, the Company, pursuant to the authorization from its Board, have caused this Agreement to be executed in its name on its behalf, all as of the day and gear first above written.

                         THIS AGREEMENT CONTAINS A BINDING
                         ARBITRATION CLAUSE WHICH MAY BE ENFORCED
                         BY THE PARTIES

                         INSITUFORM MID-AMERICA, INC.


                         By  s/E.R. Jayne II
                           --------------------------------------
                         Name: E.R. Jayne
                              -----------------------------------
                         Title: President    12/20/93
                               ----------------------------------

                         EXECUTIVE

                         s/Franklin T. Driver
                         ----------------------------------------
                         Franklin T. Driver

                                                        EXHIBIT A

              NON-INCENTIVE STOCK OPTION AGREEMENT

     This Non-Incentive Stock Option Agreement (hereinafter "Agreement"), entered into and effective as of the day of
        , 199 , in the County of St. Louis, Missouri, by and between INSITUFORM MID-AMERICA, INC., a Delaware corporation (hereinafter referred to as the "Company"), and the Optionee whose name is set forth on the last page hereof (hereinafter referred to as the "Optionee").

     WHEREAS, optionee intends to devote significant time and effort to the success of the Company; and

     WHEREAS, the Company has determined that it is in the best interests of the Company to issue stock options to encourage motivation and incentive by Optionee.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein:

     1. GRANT OF OPTION. Subject to the terms and conditions of this Agreement, the Company hereby grants to Optionee the right, privilege and option to purchase up to the number of shares of Class A Common Stock, par value $.01, of the Company ("Common Stock") set forth below the Optionee's name on the last page
hereof, at a price of $         per share (the fair market value of
such shares at the close of business on the date first written above). Such option shall become vested on a cumulative basis as to 20% of such covered shares on the anniversary date hereof in each of 199 , 199 , 199 , 199 and 199 , provided that the Optionee continues to be an employee of the Company on each such anniversary date.

     2. TERM OF OPTION. The term of this Option shall expire on
December   , 200  (ten years from the date hereof).

     3. TIME OF EXERCISE OF OPTION. The Option shall be exercisable during its term in whole or in part from time to time beginning on the date hereof, but may be exercised only as to the total number of shares then vested as described in paragraph 1, less any shares previously purchased hereunder.

     4. INCORPORATION OF STOCK OPTION PLAN. This Agreement is entered into pursuant to the Insituform Mid-America, Inc. Stock Option Plan, as amended (hereinafter "Plan"), approved by the stockholders of the Company, which Plan is by this reference incorporated herein and made a part hereof. Capitalized terms used herein, unless otherwise defined, shall have the respective meanings ascribed to them in the Plan. A complete copy of the Plan may be obtained from the Secretary of the Company. The Option covered by this Agreement is not intended to be an-Incentive Stock option as defined in Section 422 of the Internal Revenue Code of

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1986, as amended. The material provisions of the Plan applicable to this Option are as follows:

     a. METHOD OF EXERCISE OF OPTION. This Option shall be exercised, in whole or in part to the extent then exercisable, by a written notice delivered to the Secretary of the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment in cash or, in the discretion of the Company's Stock Option Committee (the "Committee"), in previously owned Class A Common Stock or a combination of cash and Class A Common Stock, to the Company in the amount of the exercise price of shares to be purchased.

     b. STOCK APPRECIATION RIGHT. Instead of exercising an Option, an Optionee may request that the Committee authorize payment of the difference between the fair market value of part or all of the Class A Common Stock Subject to the Option And the exercise price of the Option determined as of the date the Committee receives the request from the Optionee. The Committee shall have the sole authority to grant or deny such request.

     c. TERMINATION OF OPTION. Subject to the express terms and conditions of the Plan, this Option shall terminate in all events on the earlier of (i) the date set forth in paragraph 2 hereof, or
(ii) upon the expiration of three months after the termination of Optionee's employment with the Company and its subsidiaries (unless the termination is for cause, voluntary on the part of Optionee without the consent of the Company or in violation of Optionee's employment agreement with the Company, in which event this Option shall immediately expire upon termination of employment); except that in the event of Optionee's death, Optionee's personal representative may exercise this Option (to the extent exercisable at the date of death) within 18 months after Optionee's employment terminates because of death.

     d. NON-TRANSFERABILITY OF OPTION. This Option is non-transferable by Optionee except by will or the laws of descent and distribution and shall be exercisable during Optionee's lifetime only by Optionee.

     e. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC. In the event of the payment of a stock dividend, a split-up or consolidation of shares, or any like capital adjustment of the Company as provided under the Plan, then to the extent the option hereunder remains outstanding and unexercised, there shall be a corresponding adjustment to the number of Shares covered under this Option, and in the purchase price per share, to the end that optionee shall retain the Optionee's proportionate interest without change in the total purchase price-under this option.

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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its Chairman of the Board, Vice Chairman or President, and Optionee has signed the same in duplicate originals.

                         INSITUFORM MID-AMERICA, INC.


                         By
                           --------------------------------------
                         Name:
                         Title:



                          Franklin T. Driver
                         ----------------------------------------
                         Name of Optionee (Typed)



                                     20,000
                         ----------------------------------
                         Number of Shares Covered by Option




                         ----------------------------------------
                         Signature of Optionee


                                            , 199
                         ----------------------------------------
                         Date